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                                                                   EXHIBIT 99.10


                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS NOTE IS $_________, THE ISSUE DATE IS SEPTEMBER __, 1999 AND THE YIELD TO MATURITY IS ____% (COMPUTED ON A SEMIANNUAL BOND EQUIVALENT BASIS).

                            KRUG INTERNATIONAL CORP.

                      Senior Subordinated Zero Coupon Note
                                    Due 2007

                                                                CUSIP NO.

No.

Issue Date: September ___, 1999
Issue Price:  $_________
Original Issue Discount:  $______
(for each $1,000 Principal Amount at Maturity or fraction thereof originally issued)

         KRUG International Corp., an Ohio corporation, promises to pay to ______________ or registered assigns, the Principal Amount at Maturity of
_____________ Dollars on July 1, 2007.

         This Note shall not bear interest except as specified on the other side of this Note. Original Issue Discount will accrue as specified on the other side of this Note. This Note is not convertible into any security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Note.

         Additional provisions of this Note are set forth on the other side of this Note.

Dated:                                      KRUG INTERNATIONAL CORP.
      --------------------

[SEAL]                                      By:
                                                --------------------------------
                                                Name:  Robert M. Thornton, Jr.
                                                Title:  Chief Executive Officer



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ATTEST:


------------------------------------
Name:
Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee


By:
    -----------------------------------
            Authorized Officer


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                         [FORM OF REVERSE SIDE OF NOTE]

                      Senior Subordinated Zero Coupon Note
                                    Due 2007

1.       INTEREST

                  This Note shall not bear interest except as specified in this paragraph or in paragraph 9 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof), then in each such case the overdue amount shall bear interest at the rate of 12% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for.
All such interest shall be payable on demand.

                  Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Note), in the period during which a Note remains outstanding, shall accrue at __% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Note, and shall cease to accrue on the earlier of (a) the date on which the Principal Amount at Maturity hereof or the Issue Price and accrued Original Issue Discount become due and payable or (b) any Redemption Date.

2.       METHOD OF PAYMENT

                  Subject to the terms and conditions of the Indenture, KRUG International Corp. (the "Company") will make payments in respect of any Note to the persons in whose name that Note is registered at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make such cash payments, at its option, (i) by wire transfer of immediately available funds with respect to Notes held in book-entry form or (ii) by check payable in such money mailed to a Holder's registered address with respect to any certified Notes.

3.       PAYING AGENT AND SECURITY REGISTRAR

                  Initially, First Union National Bank will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, provided that the Company shall


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maintain in Atlanta, Georgia, an office or agency of the Security Registrar or
Paying Agent. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4.       INDENTURE

                  This Note of the Company, designated as its Senor Subordinated Zero Coupon Note Due 2007, is issued under an Indenture dated as of August 20, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and in effect on the date of the Indenture (the "Trust Indenture Act"). Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

                  The Notes are unsecured, subordinated, general obligations of the Company limited to an aggregate Principal Amount at Maturity specified in
Section 2.2 of the Indenture. The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness.

5.       REDEMPTION AT THE OPTION OF THE COMPANY

                  No sinking fund is provided for the Notes. The Notes are redeemable for cash as a whole at any time, or from time to time in part, at the option of the Company at the Redemption Prices set forth below.

                  The table below shows the Redemption Prices of a Note per $1,000 Principal Amount at Maturity on the dates shown below.


                                                                                                       Redemption
                                                                                                          Price
                                                                                                       ----------
                          if called for redemption on or before September 30, 2000                         $450
thereafter,               if called for redemption on or before September 30, 2001                         $500
thereafter,               if called for redemption on or before September 30, 2002                         $550
thereafter,               if called for redemption on or before September 30, 2003                         $600
thereafter,               if called for redemption on or before September 30, 2004                         $700
thereafter,               if called for redemption on or before September 30, 2005                         $800
thereafter,               if called for redemption on or before June 30, 2007                            $1,000


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         If a Note has a Principal Amount at Maturity in an amount other than an integral multiple of $1,000, then the Redemption Price with respect to that portion of such Note that is not an integral multiple of $1,000 shall be (i) such portion divided by $1,000, multiplied by (ii) the Redemption Price then applicable per $1,000 Principal Amount at Maturity.

6.       NOTICE OF REDEMPTION

                  Notice of redemption will be given in the manner provided in the Indenture not less than 30 days nor more than 60 days prior to the Redemption Date. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, from and after such Redemption Date, Original Issue Discount and interest, if any, ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integer multiples of $1,000 of Principal Amount at Maturity.

7.       DENOMINATIONS; TRANSFER; EXCHANGE

                  The Notes are in fully registered form, without coupons in denominations of $1,000 Principal Amount at Maturity, in integer multiples thereof or in denominations of less than $1,000, provided that after the Notes are initially issued under the Indenture, Notes will not be issued in denominations of less than $1,000 except as provided in Section 2.07 of the Indenture. A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

8.       PERSONS DEEMED OWNERS

                  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

9.       UNCLAIMED MONEY FOR SECURITIES

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any amount with respect to the Notes and remaining unclaimed for two years after such amounts have become due and payable shall be paid to the Company at the Company's Request (unless otherwise required by mandatory provisions of the applicable escheat or abandoned or unclaimed property law), or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee


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thereof, shall thereupon cease; provided, however, that the Trustee or such
Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published in a newspaper of general circulation in Atlanta, Georgia notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will (unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law) be repaid to the Company.

10.      AMENDMENT; WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Notes at the time Outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time Outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes in certain respects set forth in the Indenture.

11.      DEFAULTS AND REMEDIES

                  Under the Indenture, Events of Default include (i) default in the payment of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount or Redemption Price, as the case may be, with respect to any Note when the same becomes due and payable; (ii) default in performance or breach of any covenant of the Company in the Indenture or the Notes, subject to notice and lapse of time; or (iii) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee may declare all the Notes to be due and payable immediately. The principal amount of the Notes that may be declared due and payable in such event shall be the amount of the Redemption Price then payable by the Company had the Company elected to redeem the Notes and there had been no Event of Default. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes becoming due and payable immediately in said amount upon the occurrence of such Events of Default.

                  As set forth in, and subject to the provisions of, the Indenture, no holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless certain conditions set forth in the Indenture have been satisfied. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Outstanding Notes shall have the right to direct the time, method and place of conducting certain proceedings, or exercising any trust or power conferred on the Trustee.


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12.      TRUSTEE DEALINGS WITH THE COMPANY

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

13.      NO RECOURSE AGAINST OTHERS

                  No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the capital stock, stockholder, officer, director or employee of the Company or the Trustee or of any predecessor or successor of the Company or the Trustee with respect to the Company's obligations on the Notes or the obligations of the Company or the Trustee under the Indenture or any certificate or other writing delivered in connection therewith.

14.      SUBORDINATION

                  Indebtedness evidenced by the Notes is subordinated, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed. There is no restriction under the Indenture on the Company's incurring additional Indebtedness, including Senior Indebtedness, except the Company shall not sell any Indebtedness that is both (i) junior in priority and right of payment to Senior Indebtedness and (ii) senior in priority and right of payment to the Note. Among other kinds of Indebtedness, the Company may issue from time to time additional Indebtedness that is junior in priority and right of payment to Senior Indebtedness and pari passu to the Notes. The Company, and each Holder by accepting a Note, agrees to the subordination provided in the Indenture and that the subordination provisions are for the benefit of the holders of Senior Indebtedness.

                  Each Holder of a Note by his acceptance hereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in the Indenture and to protect the rights of the Holders of the Notes pursuant to the Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved.

15.      AUTHENTICATION

                  This Note shall not be valid until an authorized officer of the Trustee manually signs the Certificate of Authentication on the other side of this Note.


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16.      ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

17.      GOVERNING LAW

                  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE CONTRARY.

18.      INTEREST LIMITATIONS

                  Anything in this Note or in the Indenture to the contrary notwithstanding, the Company shall never be required to pay unearned interest on this Note and shall never be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                           KRUG International Corp.
                           c/o U.S. Bank Trust, National Association
                           Suite 900
                           3384 Peachtree Road, N.E.
                           Atlanta, Georgia  30326
                           Attention:  Corporate Trust Department


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                                 ASSIGNMENT FORM

         If you the Holder want to assign this Senior Subordinated Zero Coupon Note due April 30, 2006, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Senior Subordinated Zero Coupon Note due September 30, 2007 to:

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------


(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ___________ agent to transfer this Senior Subordinated Zero Coupon Note due September 30, 2007 on the books of the Company. The agent may substitute another to act for him.

Dated:                                      Signed:
       ------------------                          ---------------------------

             -------------------------------------------------------
             (Sign exactly as name appears on the face of this Note)


Signature Guarantee:___________________ Signature(s) must be guaranteed by a member of or a participant in the Notes Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature
Program (MSP) or the Stock Exchange Medallion Program
(SEMP) or a registered depositary as defined the Securities Exchange Act of 1934, as amended, if Notes are to be issued other than to and in the name of the registered owner.


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